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                                                                  EXHIBIT 10.107

                             FIRST AMENDMENT TO THE
                         ENVIRONMENTAL POWER CORPORATION
                                 RETIREMENT PLAN
                            _________________________

         WHEREAS, Environmental Power Corporation (the "Employer") heretofore adopted the Environmental Power Corporation Retirement Plan (the "Plan"), effective as of January 1, 1998;

         WHEREAS, Section 13.2 of the Plan reserves to the Employer the right to amend the Plan;

         WHEREAS, the Employer desires to amend the Plan to secure a favorable determination letter; and

         NOW, THEREFORE, the Plan is hereby amended as follows:

1. Subsection (a) of Section 2.16, Compensation, shall be amended by adding the following at the conclusion thereof:

         "Compensation also includes elective amounts that are not includible in the gross income of the Participant under Section 125, 402(e)(3), 402(h), 403(b) or, effective January 1, 2001, 132(f)(4) of the Code."

2. Subsection (a) of Section 16.1, Definitions, shall be amended by adding the following paragraph (iv):

                  "(iv) For the purpose of determining whether a plan is a top-heavy plan under this subsection (a), the value of account balances and the present value of accrued benefits shall be determined as of the valuation date."

3. Subsection (d) of Section 16.1, Definitions, shall be amended in its entirety to read as follows:

         "(d) (i) "Aggregation Group" means:

                  (A) Each qualified defined benefit and defined contribution retirement plan of the Affiliated Employers in which a key employee is or was a participant within the period of five Plan Years ending on the determination date;

                  (B) Each other Plan of a required aggregation group, which is a qualified defined benefit or defined contribution retirement plan of the Affiliated Employers that enables any plan described in subparagraph (A) to meet the qualification requirements of Sections 410(b) or 401(a)(4) of the Code; and

                  (C) Each other plan of a permissive aggregation group, which is a qualified defined benefit or defined contribution retirement plan


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         of the Affiliated Employers elected by the Administrator that causes the aggregation group to satisfy the qualification requirements of Sections 410(b) and 401(a)(4) of the Code.

                  (ii) For purposes of this subsection, a qualified retirement plan shall include frozen plans and any terminated plans that were maintained within the period of five Plan Years ending on the determination date."

4. Section 16.1, Definitions, shall be further amended by adding the following subsection (f):

         "(f)     "Valuation Date" means the date that coincides with the
determination date."

5. Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, the Employer has caused this instrument to be duly executed by its authorized officer this 11 day of July, 2002.

                                                 ENVIRONMENTAL POWER CORPORATION

                                                 By:  /s/ R. Jeffrey Macartney
                                                    ---------------------------
                                                 Title:  Chief Financial Officer

ATTEST:

___________________

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